EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001 relating to the financial statements, which appears in the 2000
Annual Report to Shareholders of Millennium Chemicals
Inc., which is incorporated by reference in Millennium Chemicals Inc.'s Annual Report on Form
10-K and Amendment No. 1 on Form 10-K/A for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 26, 2001 relating to the supplemental financial information of Millennium
Chemicals Inc. and the financial statement schedule, which appears in such Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A.


PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
January 22, 2002